Exhibit T3E-3

LETTER TO DTC PARTICIPANTS
                              ELIZABETH ARDEN, INC.

                           Offer to Purchase for Cash
          Any and All Outstanding 11-3/4% Senior Secured Notes due 2011
              ($104,000,000 Aggregate Principal Amount Outstanding)
                             (CUSIP No. 28660G AA4)
                                       and
      Solicitation of Consents to Proposed Amendments to Related Indenture

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THE TENDER OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY,
JANUARY 22, 2004, UNLESS EXTENDED (EACH SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, AN "EXPIRATION DATE"). HOLDERS OF NOTES MUST TENDER THEIR NOTES BEFORE THE EXPIRATION DATE IN ORDER TO RECEIVE THE TENDER OFFER CONSIDERATION. HOLDERS OF NOTES MUST TENDER THEIR NOTES AND PROVIDE THEIR CONSENTS (AS DEFINED HEREIN) TO THE PROPOSED AMENDMENTS (AS DEFINED IN THE OFFER TO PURCHASE) BEFORE 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE CONSENT DATE (THE "CONSENT DATE") IN ORDER TO RECEIVE THE CONSENT PAYMENT. THE CONSENT DATE IS WEDNESDAY, JANUARY 7, 2004, IF ON OR BEFORE SUCH DATE THE COMPANY (AS DEFINED HEREIN) HAS RECEIVED DULY EXECUTED AND UNREVOKED CONSENTS FROM HOLDERS REPRESENTING AT LEAST 85% IN AGGREGATE PRINCIPAL AMOUNT OF NOTES THEN OUTSTANDING (THE "REQUISITE CONSENTS"), OR SUCH LATER DATE THAT THE COMPANY SHALL HAVE FIRST RECEIVED THE REQUISITE CONSENTS. TENDERED NOTES MAY BE WITHDRAWN AND CONSENTS MAY BE REVOKED AT ANY
TIME BEFORE THE CONSENT DATE, BUT NOT THEREAFTER (EXCEPT UNDER CERTAIN LIMITED CIRCUMSTANCES DESCRIBED IN THE OFFER TO PURCHASE).
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                                                               December 23, 2003

To Brokers, Dealers, and Commercial Banks,
Trust Companies and Other Nominees:

           Enclosed is the Offer to Purchase and Consent Solicitation Statement dated December 23, 2003 (the "OFFER TO PURCHASE") and the accompanying Consent and Letter of Transmittal (the "LETTER OF TRANSMITTAL" and, together with the Offer to Purchase, the "OFFERING MATERIALS") relating to the offer by Elizabeth Arden, Inc., a Florida corporation (the "COMPANY"), to purchase for cash all of its outstanding 11-3/4% Senior Secured Notes due 2011 (the "NOTES") upon the terms and subject to the conditions set forth in the Offering Materials (such offer to purchase is referred to herein as the "TENDER OFFER"). In conjunction with the Tender Offer, the Company is soliciting consents (the "CONSENTS") to the Proposed Amendments to the Indenture pursuant to which the Notes were issued (the "CONSENT SOLICITATION"). The Offering Materials more fully describe the Tender Offer and the Consent Solicitation. Capitalized terms used and not defined herein have the meanings given to them in the Offer to Purchase.

           The consideration for each $1,000 principal amount of each issue of Notes tendered and accepted for payment pursuant to the Tender Offer shall be an amount equal to $1,200 (the "TOTAL CONSIDERATION"), including a consent payment (the "CONSENT PAYMENT") of $20 per $1,000 principal amount of Notes, paid to Holders who validly tender on or prior to the Consent Date and who do not revoke such consent prior to the Consent Date (the Total Consideration minus the Consent Payment is referred to as the "TENDER OFFER CONSIDERATION"). Holders whose Notes are validly tendered after the Consent Date will not receive the Consent Payment with respect to such Notes, but will instead receive the Total Consideration less the Consent Payment, which is equal to $1,180 per $1,000 principal amount of Notes validly tendered and not properly withdrawn. The Consent Payment will be paid with respect to Notes for which Consents have been validly delivered and not validly revoked before the Consent Date, if, and only if, the Notes to which such Consents relate are accepted for payment pursuant to the terms of the Offer.

           Enclosed for distribution to your clients is a copy of each of the following documents:

           1. The Offer to Purchase, dated December 23, 2003;

           2. The Letter of Transmittal for your use and for the information of your clients, together with guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup Federal income tax withholding; and

           3. A form of letter which may be sent to your clients for whose account you hold Notes in your name or in the name of a nominee, with space provided for obtaining such clients' instructions with regard to the Tender Offer and the Consent Solicitation.

           DTC participants will be able to execute tenders and deliver Consents through the DTC Automated Tender Offer Program.

           PLEASE NOTE THAT THE CONSENT SOLICITATION WILL EXPIRE AT THE CONSENT DATE, WHICH WILL BE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, JANUARY 7, 2004, UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION, AND THE TENDER OFFER WILL EXPIRE AT THE EXPIRATION DATE, WHICH WILL BE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, JANUARY 22, 2004, UNLESS EXTENDED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

           IMPORTANT: THE LETTER OF TRANSMITTAL (OR A FACSIMILE THEREOF), TOGETHER WITH THE NOTES AND ALL OTHER REQUIRED DOCUMENTS, OR AN AGENT'S MESSAGE, TOGETHER WITH A CONFIRMATION OF BOOK-ENTRY TRANSFER OF NOTES, MUST BE RECEIVED BY THE DEPOSITARY AT OR BEFORE THE CONSENT DATE WITH RESPECT TO HOLDERS WISHING TO RECEIVE THE CONSENT PAYMENT TOGETHER WITH THE TENDER OFFER CONSIDERATION. THEREAFTER, THE LETTER OF TRANSMITTAL (OR A FACSIMILE THEREOF), TOGETHER WITH THE NOTES AND ALL OTHER REQUIRED DOCUMENTS, OR AN AGENT'S MESSAGE, TOGETHER WITH A CONFIRMATION OF BOOK-ENTRY TRANSFER OF NOTES, MUST BE RECEIVED BY THE DEPOSITARY AT OR BEFORE THE EXPIRATION DATE WITH RESPECT TO HOLDERS WISHING TO RECEIVE ONLY THE TENDER OFFER CONSIDERATION (BUT NOT THE CONSENT PAYMENT).

           Holders of Notes who desire to accept the Tender Offer and be eligible for the Consent Payment must tender their Notes and deliver their Consents to (1) the Proposed Amendments and (2) the execution of the Supplemental Indenture, as described in the Offer to Purchase under the captions "The Tender Offer and Consent Solicitation--The Consent Solicitation" and "The Proposed Amendments" before the Consent Date.

           CONSUMMATION OF THE TENDER OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, SATISFACTION OF THE REQUISITE CONSENTS CONDITION AND, UNLESS WAIVED, THE FINANCING CONDITION.

           In order to participate in the Tender Offer, a duly executed and properly completed Letter of Transmittal and any required signature guarantees should be sent to the Depositary, and certificates representing the tendered Notes (or confirmation of book-entry transfer) should be delivered to the Depositary, all in accordance with the instructions set forth in the Offering Materials.

           The Company, upon request, will reimburse you for reasonable and customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

           Any questions or requests for assistance you have with respect to the Tender Offer and the Consent Solicitation should be directed to D.F. King & Co., Inc., as the Information Agent, at the address and telephone number set forth on the back cover of the Offer to Purchase. Requests for additional copies of the Offer to Purchase, the Letter of Transmittal and the other tender offer materials may be directed to the Information Agent.


                                                Very truly yours,

                                                ELIZABETH ARDEN, INC.

           NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF THE COMPANY, THE DEPOSITARY OR THE INFORMATION AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE TENDER OFFER OR THE CONSENT SOLICITATION NOT CONTAINED IN THE OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL.